                                                                   EXHIBIT 10.10

                                   SUBLEASE
                                   --------

     THIS SUBLEASE (this "Sublease") is entered into as of the 6th day of February 1998, between Stusser Electric Company a Washington corporation ("Sublessor"), and Briazz, Inc. a Washington corporation ("Sublessee") (collectively, the "Parties").

                                   AGREEMENT
                                   ---------

     1.   EXHIBITS AND DEFINITIONS
          ------------------------

          1.1  Definitions.  The following terms used in this Sublease shall
               -----------
have the definitions as set forth below other; other terms are defined throughout the Sublease.

          "BUILDING":  The building and all other improvements located on the
           --------
Property, as they currently exist or as they may be renovated by Sublessee pursuant to this Sublease. The Building is approximately 35,655 square feet in size, consisting of a first floor office area of 3,574 square feet, a low bay warehouse of 6,361 square feet, a high bay warehouse of 15,196 square feet and a second floor office of 10,524 square feet.

          "INSURANCE COSTS":  The cost of providing the insurance referred to in
           ---------------
Section 19.1(B).

          "COMMENCEMENT DATE":  The Commencement Date is February 6, 1998.
           -----------------

          "MASTER LANDLORD":  Andover Investment Company, a Washington general
           ---------------
partnership.

          "MASTER LEASE":  That certain lease between Sublessor as lessee and
           ------------
Master Landlord as lessor, dated November 1, 1993, as amended by First Amendment to Lease dated April 25, 1996.

          "PROPERTY":  The real property commonly known as 3901 Seventh Avenue
           --------
South, Seattle, WA, and legally described on Exhibit A-1 hereto, together with
                                             -----------
all easements, licenses, and other rights appurtenant thereto. The land included within the Property is of an area of approximately 51,200 square feet. Unless otherwise specifically stated, references to the Property shall include the Building. The Property is depicted on the site plan attached as Exhibit B.
                                                                ---------

          "REAL PROPERTY TAXES":  The Real Property Taxes shall mean real
           -------------------
property taxes and general assessments assessed against both the land and buildings located on the Property and on Sublessor's Property.

          "RENT COMMENCEMENT DATE":  The Rent Commencement Date means the
           ----------------------
earlier of (i) ninety (90) days from the date Sublessee is issued its improvement building permit, or (ii) ten (10) days following the date Sublessee occupies the Property and is open for business, or (iii) one hundred eighty
(180) days from the date of mutual execution of the Sublease.

          "SUBLEASE YEAR":  The first Sublease Year means the period beginning
           -------------
on the Commencement Date and terminating on the last day of the twelfth (12th) full calendar month after the Commencement Date. Each subsequent Sublease Year means each twelve (12) month period during the Term following the first Sublease Year. If the first Sublease Year has more than 365 days as a result of the application of this Section, any prorations for the first Sublease Year shall be based on the actual number of days in that first Sublease Year.

          "SUBLESSOR'S PROPERTY":  The property commonly know as 660 Andover
           --------------------
Street and all improvements thereon, as legally described on Exhibit A-2.

          "TERMINATION DATE":  The Termination Date is October 30, 2006.
           ----------------

          1.2  Exhibits.  The following exhibits are attached hereto and are
               --------
made a part of this Sublease:

     Exhibit A-1  Legal Description of Property
     Exhibit A-2  Legal Description of Sublessor's Property
     Exhibit B    Site Plan of the Property
     Exhibit C    Sublessee's Plans
     Exhibit D    Hazardous Materials List
     Exhibit E    Sublessor's Work
     Exhibit E- I Floor Plan (Second Floor)

     2.  DEMISE AND TERM
         ---------------

          2.1  Property and Demise.  Sublessor hereby subleases the Property to
               -------------------
Sublessee, and Sublessee hereby subleases the Property from Sublessor, subject to the terms and conditions of this Sublease.

          2.2  Term.  This Sublease shall be for approximately eight years and
               ----
nine months, commencing on the Commencement Date and terminating at 11:59 p.m. on the Termination Date, unless sooner terminated pursuant to any provision herein (the "Term").

          2.3  Surrender of Property.  Upon termination of this Sublease,
               ---------------------
Sublessee shall surrender possession of the Property to Sublessor in broom clean condition, ordinary wear and tear excepted. Sublessee may leave in place those initial alterations described on Exhibit C and any subsequent alterations that Sublessor gives Sublessee written permission to leave on the Property prior to the time such alterations are made. Sublessee must remove all other alterations made by it under Section 15.3. Sublessee must also remove all of Sublessee's personal property, equipment used in Sublessee's business and installed by Sublessee, and all of Sublessee's other trade fixtures.

          2.4  Surrender of Sublease.  The voluntary or other surrender of this
               ---------------------
Sublease by Sublessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Sublessor, terminate all or any existing subleases or subtenancies, or may, at the option of Sublessor, operate as an assignment to it of any such subtenancies.

     3.  MASTERLEASE.
         -----------

          3.1  Master Lease.  Sublessor is the lessee of the Property under the
               ------------
Master Lease. This Sublease is contingent upon Sublessor obtaining all necessary approvals of this Sublease and all of Sublessee's rights hereunder, and of Sublessee's initial improvements and signage.

          3.2  Performance of Master Lease.  Sublessor will timely perform all
               ---------------------------
of the terms, conditions and obligations of Sublessor as tenant under the Master Lease.

          3.3  Sublessor To Prevent Merge.  If Sublessor acquires any further
               --------------------------
interest in the Property or Building in any manner at any time during the Term, including without limitation by acquiring fee title to the Property or Building, Sublessor agrees that it will continue to hold all such further interests in the fee separately from its interest as the tenant under the Master Lease and to preserve this Sublease and the relationship of Sublessor and Sublessee hereunder, and shall take all such actions as is necessary to at all times prevent the merger of its interests in the fee and the Master Lease.

          3.4  Sublessor's Performance of Obligations.  Sublessor shall hold
               --------------------------------------
Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys' fees, arising out of Sublessor's failure to comply with or perform Sublessor's obligations under the Master Lease.

          3.5  Sublessor to Maintain Master Lease.  Sublessor shall maintain the
               ----------------------------------
Master Lease in full force during the Term. Sublessor shall not do, or fail to do, anything that would result in a breach of the Master Lease. Sublessor will indemnity, defend, and hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's obligations under the Master Lease. Sublessor shall take all steps necessary to preserve its rights under the Master Lease and to cause the Master Landlord to perform its obligations thereunder.

          3.6  Master Lease Warranties.  Sublessor represents to Sublessee that
               -----------------------
the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease. Sublessor warrants that nothing in the Master Lease conflicts with Sublessee's rights under this Sublease.

     4.  RENT AND SECURITY DEPOSIT
         -------------------------

         4.1  Base Rent.  Sublessee agrees to pay Sublessor Base Rent to
              ---------
Sublessor at Sublessor's address for notice set forth below, attention: Marilyn Novak. Such rent shall be paid monthly in advance, on or before the first day of each month of the Term, commencing with the Rent Commencement Date, as follows:

Rent Commencement Date through May 31, 1999       $13,465/month
June 1, 1999 through November 30, 2000            $15,096/month
December 1, 2000 through November 30, 2003        $17,300/month
December 1, 2003 through October 30, 2006         $20,500/month

         4.2  Advance Payment.  Notwithstanding the fact that Sublessee shall
              ---------------
not be liable for Base Rent prior to the Rent Commencement Date, the parties acknowledge and agree that the first month's payment of Base Rent is hereby delivered in advance to Sublessor. Said installment shall be credited against any amounts owed by Sublessee to Sublessor under Section 4.3, and the balance, if any, shall be refunded to Sublessee or applied to the first month's rent due upon the Rent Commencement Date, as appropriate.

          4.3  Early Access.  Sublessee shall have the right to access the
               ------------
Property on the Commencement Date and use the warehouse as storage space with no payment of Base Rent until the Rent Commencement Date. Sublessee shall however, pay Utility charges and Operating Expenses commencing on the Commencement Date. If Sublessee cancels this Sublease under Section 15.1, then Sublessee shall pay Sublessor Base Rent for the period from the day it takes early possession of the Property until the date it vacates the Property. Sublessee may not make any alterations to the Property prior to the date it waives its permitting contingency under Section 15.1.

          4.4  Proration.  All Base Rent, Utilities charges and Operating
               ---------
Expenses shall be prorated for any partial calendar month at the beginning or end of the Term. Sublessee shall be obligated to pay only such items as shall accrue during the Term, except as otherwise expressly provided herein.

          4.5  Securily Deposit.  Sublessee hereby delivers to Sublessor a
               ----------------
Security Deposit in the amount of Thirteen Thousand Four Hundred Sixty Five and No/ 100 Dollars ($13,465.00) in cash or at Sublessee's option, in the form of a letter of Credit. If Sublessor draws on the letter of credit pursuant to the terms thereof because it has not been renewed, such funds shall be dealt with by Sublessor in the manner required under this Section 4.

     5.  TITLE, AUTHORITY, AND QUIET ENJOYMENT
         -------------------------------------

         5.1  Title and Authority.  Sublessor warrants to Sublessee that
              -------------------
Sublessor has the right to sublease the Property to Sublessee on the terms set forth herein and to perform its obligations hereunder. Sublessee warrants to Sublessor that Sublessee has all requisite right, power, and authority to enter into this Sublease and to perform its obligations hereunder. Each party shall provide the other party with reasonably satisfactory evidence of its authority to enter into this Sublease upon request.

         5.2.  Quiet Enjoyment.  Sublessor covenants to Sublessee that, so long
               ---------------
as Sublessee is not in default under this Sublease beyond any applicable cure period, Sublessee shall have quiet enjoyment of the Property and all of the rights granted hereunder without interference by Sublessor, anyone acting by, through or under Sublessor, or anyone having title or any lien or interest paramount to Sublessor. Sublessor may not enter the Property or the Building, and the same shall be a breach of this covenant of quiet enjoyment except in order to fulfill its maintenance duties required under Section 7, 14, and 20, in which case Sublessor shall provide Sublessee prior notice, or in the event of an emergency (in which case no notice shall be required). When so authorized to enter, Sublessor must do so in such a way as to minimize any conflict with, or adverse impact on, Sublessee's use of the Property.

         5.3  Rights in Others.  Sublessor reserves the right to grant public
              ----------------
utility easements on, over, and under the Property without any abatement in rent, provided that such easements do not interfere with Sublessee's business on the Property. Sublessee agrees to sign any documents reasonably requested by Sublessor in regard to the grant of any such easement rights, dedication, map, or restrictions.

     6.  ACCEPTANCE OF PROPERTY
         ----------------------

         6.1 Sublessee accepts the Property "AS-IS," subject to Sublessor's warranties herein, provided that Sublessor shall have completed the following maintenance and repair obligations by the times set forth below, which Sublessor hereby agrees to do at its sole cost (which costs shall not be billed to Sublessee as Operating Expenses):

              (a). All warehouse heaters shall be in good working order and repair by the Commencement Date.

              (b). The roof and roof membrane shall be in good condition as of the Commencement Date.

              (c) The sump pump for the catch basin shall be cleaned out and operable by the Commencement Date.

         6.2 Sublessor shall, at its expense, also complete the work shown on Exhibit E, within 30 days after Sublessee waives its rights to terminate this Lease under Sections 15.1 and 30.1.

     7.  HAZARDOUS SUBSTANCES
         --------------------

         a.  Hazardous Substances.  The term "Hazardous Substances," as used in
             --------------------
this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos polychlorinated biphenyls (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any government authority.

          (b) Sublessee's Restrictions.  Sublessee shall not cause or permit its
              ------------------------
employees, agents, or invitees to cause:

          (1) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental condition on, under, or about the Property, or arising from Sublessee's use or occupancy of the Property, including, but not limited to soil and ground water conditions; or

          (2) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substances on, under, or about the Property, or the transportation to or from the Property of any Hazardous Substances, except for the incidental use of the substances described on Exhibit D in the ordinary course of conduct of Sublessee's business.

     c.  Environmental Clean-Up.
         ----------------------

         (1) Sublessee shall, at Sublessee's own expense, remedy any violation of laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws"), but only if such violations are committed by Sublessee, its agents, representatives, or invitees.

         (2) Sublessee shall promptly notify Sublessor if Sublessee knows that any release of a Hazardous Material has come or will come to be located on or beneath the Property. If the release of a Hazardous Material is required to be reported to a state or local agency pursuant to law and the release was caused by Sublessee, and Sublessee knowingly and willfully fails to provide such notice to the Sublessor, then at Sublessor's option such failure to provide notice shall constitute a material default under this Sublease which can be cured only if Sublessee promptly commences and removes or otherwise takes remedial action with respect to the Hazardous Material release. In any event, Sublessee shall be liable to Sublessor for all actual damages incurred by Sublessor resulting from the failure of Sublessee to give the notice required by this Section.

         (3) Sublessee shall, at Sublessee's own expense, make all submissions to, and comply with all requirements of, all governmental authorities (the "Authorities") under the Laws, but only to the extent the same relate to Hazardous Substances present on the Property because of a violation by Sublessee of this Section 7. In addition, Sublessee will provide all information relating to Sublessee's use and storage of Hazardous Material required by the Authorities under the Laws.

         (4) Should an Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge or other release of Hazardous Substances that occurs during the term of this Sublease, at or from the Property and which arises from Sublessee's use or occupancy of the Property, then Sublessee shall, at Sublessee's own expense, prepare and submit the required plans and all related bonds and other financial assurances and Sublessee shall carry out all such clean-up plans.

         (5) Sublessee shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Sublessor. If Sublessee fails to fulfill any duty imposed under this Paragraph c within a reasonable time, Sublessor may do so; and in such a case, Sublessee shall cooperate with Sublessor in order to prepare all documents Sublessor deems necessary or appropriate to determine the applicability of the Laws to the Property and Sublessee's use thereof, and for compliance therewith, and Sublessee shall execute all documents promptly upon Sublessor's request. No such action by Sublessor and no attempt made by Sublessor to mitigate damages under any Law shall constitute a waiver of any of Sublessee's obligations under this Paragraph c.

         (6) Sublessor shall have the right to inspect the Property at reasonable times to assure compliance by Sublessee with the terms of this
Section 7.

         (7) Sublessee's obligations and liabilities under this Paragraph c shall survive the expiration of this Sublease.

     d.  Sublessee's Indemnity.
         ---------------------

         (1) Sublessee shall indemnify, defend, and hold harmless Sublessor and its officers, directors, shareholders, partners, affiliates, agents, and employees from any and all liability, expense, fines, or other claims of any character whatsoever, as well as any and all costs associated therewith (including without limitation reasonable attorneys' and consultants' fees and expenses) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances, or the claimed violation of any Laws, which arises at any time from Sublessee's use or occupancy of the Property, or from Sublessee's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws in relation to Sublessee's occupancy of the Property.

         (2) Sublessee's obligations and liabilities under this Paragraph d shall survive the expiration of this Sublease.

     e.  Sublessor's Indemnity.  Sublessor shall indemnify, defend, and hold
         ---------------------
harmless Sublessee and its officers, directors, shareholders, partners, affiliates, agents, and employees from any and all liability, expense, fines, or other claims of any character whatsoever, as well as any and all costs associated therewith (including without limitation reasonable attorneys' and consultants' fees and expenses) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances, or the claimed violation of any Laws, which arises from facts existing prior to the Commencement Date, or which arise at any time from the acts or omissions of Sublessor or any third party (other than, Sublessee, its agents, representatives, or invitees), and Sublessee shall have no liability with respect thereto regardless of any contrary implication of other language contained in this Section 7.

         f.  Sublessee's Additional Remedy.  If the Property or the Sublessor's
             -----------------------------
Property is now or hereafter becomes contaminated with Hazardous Substances not caused by Sublessee, and if such contamination or the investigation or remediation thereof materially interferes with Sublessee's use of the Property or rights under this lease, then Sublessee may, in addition to its other remedies, terminate this lease upon written notice to Sublessor.

     8.  ACCESS AND PARKING
         ------------------

         8.1  Access.  Throughout the Term, Sublessor shall provide Sublessee
              ------
reasonable nonexclusive vehicular access to the Property from South Andover Street across Sublessor's property.

         8.2  Parking.  Throughout the Term, Sublessor shall make available for
              -------
Sublessee's exclusive use the parking spaces shown on Exhibit B.

     9.  TRADE FIXTURES AND PERSONAL PROPERTY
         ------------------------------------

     Any trade fixtures, equipment and other personal property installed in or attached to the Property by and at the expense of Sublessee shall remain the property of Sublessee, except in any case where Sublessee is the lessee of any trade fixtures, equipment or other property, in which case the Sublessor of such property shall retain title. Sublessee must remove any and all of its trade fixtures, equipment and other personal property which it may have stored, attached to, or installed in the Property. Sublessee will repair all damage to the Property occasioned by such removal.

     10. USE/COMPLIANCE WITH LAWS
         ------------------------

         10.1  Use and Purpose.  Tenant shall use the Property for general
               ---------------
office use, warehousing, food storage and preparation and distribution of food products, and any other use which complies with all applicable laws and does not pose an environmental risk or hazard, and for no other purpose. Sublessor wan-ants that there are no title or other restrictions on Sublessee's intended use of the Property, including contracts, leases, agreements or any private restrictions by which the Sublessor or the Property is bound, including any exclusive rights under any lease, ground lease or other agreement which would interfere with or restrict Sublessee's intended use of the Property, nor will Sublessor enter into such agreement or consent to the Property being so bound. Sublessor shall not create or impose any rules or regulations governing the Property that are inconsistent with Sublessee's intended use of the Property or the terms of this Sublease.

         10.2  Compliance.
               ----------

               10.2.1 Sublessor warrants that, as of the Commencement Date, the Property does not violate any currently existing applicable statutes, rules, regulations, orders, restrictions of record, building code regulation or ordinance (excluding Environmental Laws, which are dealt with in Section 7 above). In the event that this warranty has been violated, then it shall be Sublessor's obligation, after written notice from Sublessee, to promptly, at Sublessor's sole cost and expense, rectify any such violation.

               10.2.2 If any new statutes, rules, regulations, orders, building code regulations, or ordinances relating to the Property are passed, or if any current ones are amended, Sublessee shall bear the cost of bringing the Property into compliance with such laws, when they apply to Sublessee's specific use of the Premises or the specific nature of Sublessee's business.

          If any such new statutes, rules, regulations, orders, building code regulations, or ordinances relating to the Property are passed, or if any current ones are amended, and they do not apply to Sublessee's specific use of the Premises or the specific nature of Sublessee's business, Sublessee shall only be obligated to spend an aggregate sum over the entire term of the lease equal to the number of months remaining in the unexpired Term, divided by 105, then multiplied by Fifty Thousand Dollars ($50,000), less the amount of money previously expended by Sublessee for compliance work).

     The foregoing is expressed as a formula as follows, where "N" is the number of months left in the unexpired Term at the time Sublessee is required to do further compliance work:

Sublessee's Cost
of Compliance     =        N        x   (Total Cap on Compliance Costs -
                     -------------
(Present                  105           Compliance Amount Spent Prior to Present
occurrence)                             Compliance Issue)

For example, if a situation of non-compliance arises 22 months into the Term, and Sublessee's maximum liability for all compliance issues is $100, and Sublessee has already spent $10 on compliance issues prior to the current compliance issue, then the cap on Sublessee's compliance costs for the current issue would be figured as follows:

     $71          =       84        x   (100 - 10)
                     -------------
                          105

               10.2.3 Sublessee shall comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record and requirements in effect during the Term regulating the use by Sublessee of the Property (as opposed to the physical condition of the Property, which is dealt with in
Section 10.2.1 and 10.2.2 above).

     11.  PERSONAL PROPERTY TAXES
          -----------------------

     Sublessee shall pay prior to delinquency all personal property taxes assessed during the term of this Sublease upon Sublessee's fixtures, furnishings, equipment and stock in trade or upon any other personal property of Sublessee situated in or upon the Property. Sublessee shall indemnify and hold Sublessor harmless from any lien against Sublessor's interest in the Property arising from such taxes and shall immediately cause the same to be satisfied and removed of record.

     12.  UTILITIES
          ---------

     Sublessee shall transfer billing to its name and shall pay for all separately metered charges for garbage, electricity, gas, water, sewer and janitorial services serving the Property.

     13.  OPERATING EXPENSES.
          ------------------

          13.1  Proportionate Share of Charges
                ------------------------------

                13.1.1 Sublessor shall provide the following utilities and services. Sublessee and Sublessor shall pay their respective proportionate shares of the following charges therefore:

                              Sublessor's               Sublessee's
                               Percentage                Percentage
Common                             50%                       50%
Area
Electricity
Fire Sprinkler                     50%                       50%
Water & Service
Real Property                    49.4%                     50.6%
Taxes
Insurance                        48.5%                     51.5%
Costs

                13.1.2 Sublessor shall pay all Real Property Taxes for the Property and Sublessor's Property prior to the date the same become delinquent. Sublessee shall not be obligated to pay any costs connected with Real Property Taxes to the extent arising because of Sublessor's failure to pay Real Property Taxes timely.

                13.1.3 Sublessee's share of charges due under this paragraph 13 shall be referred to as "Operating Expenses". Sublessee shall pay its share of Operating Expenses to Sublessor fifteen (15) days after Sublessor provides Sublessee notice of the amounts due, accompanied by the statements and invoices indicating such amounts.

     14.  MAINTENANCE AND REPAIR
          ----------------------

          14.1  Sublessor agrees to perform all of the obligations under Section
6.1 of the Master Lease, but will paint the building as required under Section 6(f). In addition, Sublessor shall maintain all utility lines to the point they enter above the floor or inside the exterior walls of the Building.

          14.2 Sublessee agrees to perform all of the obligations under Section 6.2(a) of the Master Lease. This does not change Sublessor's obligations under Sections 6, 7, 10, 20, 21, or 22 of the Sublease.

          14.3 The above-referenced sections of the Master Lease are attached hereto and incorporated herein.

     15.  SUBLESSEE IMPROVEMENTS AND ALTERATIONS.
          --------------------------------------

          15.1  Building Permits.  Sublessee shall, within thirty (30) days from
                ----------------
the date of mutual execution of the Sublease, submit an application for all required business licenses, signage permits, improvement building permits, and any other permits or approvals needed by Sublessee for Sublessee's intended use (collectively, the "Permits"). In the event Sublessee is unable to obtain the Permits within ninety (90) days from the date of mutual execution of the Sublease, Sublessee may terminate the Sublease by providing written notice to Sublessor.

          15.2

                A.  Sublessee's Improvements.  By the date of execution hereof,
                    ------------------------
Sublessor will have been provided with all plans and specifications relating to Sublessee's proposed initial improvements to the Property, as set forth on Exhibit C ("Sublessee's Initial Improvements"). The parties anticipate that, upon signing this Sublease, Sublessor shall have conferred with the Master Landlord and shall have obtained any necessary approvals required to allow Sublessee to make Sublessee's Initial Improvements. In light of the foregoing, Sublessor hereby consents to Sublessee's Initial Improvements.

               B.  Sublessor-Reimbursed Improvements.  Sublessee shall also
                   ---------------------------------
complete the following work, and Sublessor shall pay the indicated amounts toward the costs thereof, directly to Sublessee's contractors, within 10 days after Sublessor receives invoices. If required, sublessor will advance any necessary deposits to Sublessee to allow Sublessee to order the following work, upon receipt of copies of the contracts for such work:


            AMOUNT                           ITEM
            $  750       Replace concrete pad at rear door of
                         conference room on first floor
            $3,000       Replace, repair, or refinish the existing
                         cabinets, countertops, and sinks in the first and second floor kitchen areas.

            $28,777 Remove existing floor coverings and base from the first and second floors of the Premises, and replace and install new floor coverings and base.

          15.3  Right to Make Subsequent Alterations.  Commencing in the second
                ------------------------------------
Sublease Year, Sublessee shall have the right to make up to Fifty Thousand and No/ 100 Dollars ($50,000.00) worth of non-structural improvements and alterations to the Property per Sublease Year at its cost without Sublessor's consent, provided such improvements or alterations do not affect the Building systems or structural systems of the Property. Sublessee may make structural alterations or alterations exceeding Fifty Thousand and No/ 100 Dollars ($50,000.00) per Sublease Year only with the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed.

          15.4  Compliance with Laws; Workmanlike Manner.  Sublessee shall
                ----------------------------------------
comply with any and all applicable laws, ordinances, rules, or regulations of any governmental entity having jurisdiction over the Property relating to the design and accomplishment of any and all alterations and improvements. Sublessee shall perform all alterations and improvements in a good and workmanlike manner.

          15.5  Liens.  Sublessee shall not permit any liens to be filed against
                -----
the Property for material delivered to the Property or for labor or other services performed on or with respect to the Property at the request of Sublessee, or in any way arising from or related thereto. Even if not previously required, and without waiving any violation of this Section, Sublessor may require that Sublessee post a bond against any lien filed against the Property in favor of Sublessor, the amount, form, and issuer of which shall be acceptable to Sublessor in its sole discretion, exercised in good faith.

     16.  ACCESSIBILITY LAWS
          ------------------

          16.1  Accessibility Law.  "Accessibility Law" means any local, State,
                -----------------
or federal law, regulation, ordinance, resolution, order, or directive relating to access, use, or enjoyment of the Property by, or employment thereupon, of handicapped persons, or to the removal of any tangible or intangible barrier or impediment to access, use, or enjoyment of the Property by handicapped persons, including, but not limited to The Americans with Disabilities Act.

          16.2  Allocation of Responsibility.  Sublessee shall make no
                ----------------------------
alteration of the Building that violates any provision of any Accessibility Law, unless Sublessee does such other work as is needed to cure such violation.

     17.  SUBLESSEE'S SIGNS
          -----------------

     Sublessee shall have the right to place signs on the Property, including the exclusive right to use the monument sign on the Property. Sublessee shall be allowed fifty percent (50%) of all other signage available to the Property and Sublessor's Property combined, to the extent such rights do not reduce Sublessor's right to maintain its current signage. All signs shall be subject to local codes and regulations. At the termination of the Sublease, Sublessee shall remove any signs it installs, and if any damage should occur, Sublessee shall make all necessary repairs, including repainting of the Building over any signs installed by Sublessee prior to the termination of the Sublease.

     18.  RIGHT OF FIRST REFUSAL TO LEASE
          -------------------------------

     Sublessee shall have a right of first refusal to "lease" Sublessor's Property. If Sublessor desires to sublease, assign, or otherwise allow an unaffiliated third party to occupy any portion of Sublessor's Property in exchange for consideration (collectively, "lease"), then Sublessor shall notify Sublessee in writing of such fact, and shall include with such notice a copy of the written agreement governing such occupancy (the "Offer"). Sublessee may then elect to lease such space upon the terms and conditions of the Offer, by written notice given to Sublessor within thirty (30) days after receipt of the Offer.

     If Sublessee elects to accept the Offer, the square footage of the space subject to the Offer shall be added to the square footage of the Property, and Sublessee's share of Operating Expenses will be increased by a fraction equal to the proportionate increase in the total square footage occupied by Sublessee resulting from the addition of the new space.

     The term of the sublease of such additional space shall run concurrent with the term of this Sublease. If Sublessee does not exercise its rights with regard to Sublessor's specific offer, such election shall not constitute a waiver of Sublessee's right with respect to any subsequent offers, and Sublessor must give Sublessee a similar right of refusal regarding any offer containing terms different from any previous offer presented to Sublessee.

     19.  INSURANCE
          ---------

          From and after the Commencement Date, Sublessor shall maintain the following insurance on the Property and Sublessor's Property, including the Common Areas:

          19.1  Insurance to be Carried by Sublessor.  Sublessor shall carry:
                ------------------------------------

                A. Commercial general liability and property damage insurance in the amount of not less than $1,000,000.00 for property damage or bodily injury or death of any one person and $ 1,000,000.00 for any one occurrence. The cost of this insurance shall be paid by Sublessor.

                B. Fire and extended coverage insurance in an amount equal to the full replacement cost of any improvements located on the Property and Sublessor's Property (excluding the improvements to the Property made by Sublessee). The cost of this insurance shall be included in Insurance Costs, and Sublessee shall pay its share thereof, as set forth in Section 13. Sublessor shall provide a certificate of insurance evidencing coverages to Sublessee.

          19.2  Sublessee's Insurance.  Sublessee shall procure and maintain
                ---------------------
throughout the Term and any extension thereof, a policy of Combined Single Limit Bodily Injury and Property Damage Insurance in the amount of $ 1,000,000 insuring Sublessee against any liability generally insured against under such policies. The policies shall name Sublessor and Master Landlord as additional insureds. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least A-VIII, or such other rating as may be required by a lender having a lien on the Property, as set forth in the most current issue of "Best's Insurance Guide." Sublessee shall provide a certificate of insurance evidencing coverages to Sublessor. Sublessee may provide such insurance under a blanket policy of insurance.

     20.  SPRINKLER SYSTEM
          ----------------

     Sublessor shall provide and maintain the current fire sprinkler service to all buildings on the Property and on the adjacent property currently leased by Sublessor, all in accordance with applicable laws and codes. Sublessor or Sublessor's agent shall have access to the "modifications room" located in the Building for maintenance purposes, under the same terms and conditions as apply generally to Sublessor's access hereunder. The costs of providing and maintaining sprinkler service are an Operating Expense, and payment thereof is governed by Section 13.

     21.  DAMAGE BY CASUALTY
          ------------------

          The rights and remedies of the parties upon damage or destruction to the Property shall be the same as set forth in Section 8 of the Master Lease.

     22.  CONDEMNATION
          ------------

          The rights and remedies of the parties upon condemnation of the Property shall be the same as set forth in Section 13 of the Master Lease.

     23.  ASSIGNMENT AND SUBLETTING
          -------------------------

          23.1  General.  Notwithstanding anything to the contrary in the Master
                -------
Lease, Sublessee shall not sub-sublease any portion of the Property or assign any or all of its interests therein without the prior written consent of Sublessor, which Sublessor shall not unreasonably withhold. Sublessor shall not be deemed to be acting unreasonably if it withholds consent based on its determination that the proposed use of the Property by the proposed transferee would present a risk of environmental contamination of the Property.

          23.2  Consent Not Required.  Regardless of Section 23.1, Sublessor
                --------------------
specifically
acknowledges and agrees that Sublessee may elect to reorganize or refinance its business in the near future, and that it is the intention of the parties to allow Sublessee to do so freely. Therefore, the Sublease and any interest in it and/or in the Property may be transferred without Sublessor's consent in any manner necessary or desirable in connection with any reorganization, financing or refinancing, or sale of Sublessee's business entity (including any private or public offering or sale of Sublessee's stock or of Sublessee's assets), and the same shall not be considered a sublease or assignment hereunder, so long as the same is not done for the principal purpose of transferring the Sublease in a manner not otherwise prohibited, and so long as the use of the Property resulting from the proposed transfer would not change as a result of such transfer.

          23.3  Sublessee Remains Liable.  Any assignment or sub-sublease shall
                ------------------------
not release Sublessee of any obligations hereunder or alter the primary liability of Sublessee for the payment of Base Rent and additional sums due Sublessor hereunder or for the performance of any other obligations to be performed by Sublessee under this Sublease.

          23.4  Excess Rent.  If any rent or other payment collected by
                -----------
Sublessee under an assignment or sub-sublease shall exceed the Base Rent or other payment due to Sublessor by Sublessee under the Sublease, any such excess amount shall be paid to Sublessor.

     24.  NO MERGER
          ---------

     Unless specifically stated otherwise in writing by Sublessor, the voluntary or other surrender of this Sublease by Sublessee, the mutual termination or cancellation hereof, or termination hereof by Sublessor for breach by Sublessee, shall automatically terminate any Sublease or lesser estate in the Property; provided, however, that Sublessor shall, in the event of any such surrender, termination, or cancellation, have the option to continue any one or all of such existing lesser interests. Sublessor's failure within ten (10) days following any such event to give written notice to the contrary to the holder of any such lesser interests shall constitute Sublessor's election to terminate such interest.

     25.  DEFAULT AND REMEDIES
          --------------------

          25.1 The rights and remedies of the parties upon default hereunder shall be the same as set forth in Section 12 of the Master Lease. The parties agree that Sublessee shall not be deemed to have abandoned the Property, so long as it continues to pay rent.

          25.2 If this Sublease is terminated due to a default by Sublessee, then Sublessee will reimburse Sublessor for the unamortized value of initial improvements to the property referred to in Sections 6.1 and 6.2 paid for by Sublessor, according to the following calculation, where "N" is the number of months left in the unexpired Term at the time of termination of the lease due to Sublessee's default:

Sublessee's
Reimbursement     =                N              x  $139,334
                         ---------------------
Obligation                        105

     26.  INTENTIONALLY DELETED
          ---------------------

     27.  SURVIVAL
          --------

     Any obligations or liability of Sublessee or Sublessor accruing prior to the expiration or sooner termination of this Sublease shall survive such termination or expiration.

     28.  MEMORANDUM OF SUBLEASE
          ----------------------

     This Sublease shall not be recorded, but at the request of either party a Memorandum of Sublease setting forth the Term hereof and such other provisions as may be reasonably acceptable to both parties shall be executed and acknowledged by the parties and recorded in the county where the Property is located. The party requesting such memorandum shall pay all costs of recording such memorandum and the other party's reasonable attorney's fees required to review such memorandum.

     29.  HOLDOVER
          --------

     If Sublessee shall hold over with Sublessor's written consent following the expiration of the Term, such holding over shall be a month-to-month tenancy under the terms of this Sublease.

     30.  MASTER LANDLORD CONSENT; SUBORDINATION AND NONDISTURBANCE
          ---------------------------------------------------------

          30.1  Sublessor to Provide Agreements.  Sublessor shall use reasonable
                -------------------------------
efforts to obtain and provide Sublessee with Nondisturbance Agreements from all parties holding an interest senior to the Sublease, including lenders against the Property, whereby such lenders agree not to disturb or diminish Sublessee's right to quiet enjoyment or possession of the Property so long as Sublessee is not in default hereunder past any applicable cure date. The notice and opportunity to cure periods allowed to any holder of senior interest shall be no greater than (and shall run concurrently with) those allowed Sublessor. Senior interest holders include Bradley Spear, et. al. (Ground Lessor), Andover Investment Company (Building Owner/Master Lessor); and Seattle-First National Bank (Building Lender). If, despite such efforts, Sublessor is unable to obtain such agreements and record them by the date Sublessee's contingencies contained in Section 15.1 expire, Sublessee may cancel this Sublease upon written notice to Sublessor given prior to the end of such 90-day period.

          30.2  Estoppel Certificate.  Whenever requested in writing by the
                --------------------
other party, Sublessor or Sublessee shall execute and deliver within fourteen
(14) days after receipt thereof,
an estoppel certificate or other form of acknowledgment as to the Commencement Date, the status and the validity of this Sublease, the state of the rental and security account hereunder, any default by the other party alleged by the party providing the certificate, and such other information as may reasonably be required.

     31.  NOTICES
          -------

     All written notices required under this Sublease shall be sent by personal delivery, telephone facsimile transmission, or by certified or registered mail with return receipt requested, or express courier or delivery service, addressed as follows:

          If to Sublessor to:


          Consolidated Electrical Distributors, Inc.
          31356 Via Colinas
          Westlake Village, CA 91362
          Attn: Chief Financial Officer

            Facsimile No.: 818-991-6858

          If to Sublessee to:

            Prior to the Rent Commencement Date:

            Briazz, Inc.
            10 11 SW Klickitat Way
            Building B, Suite #202
            Seattle WA 98134-1162
            Attn: President

               Facsimile No.  206.467.1970

            After the Rent Commencement Date:

            Briazz, Inc.
            3901 Seventh Avenue South
            Seattle, Washington 98134
            Attn: President

               Facsimile No.: 206-467-1970

     32.  RIGHTS OF SUCCESSORS
          --------------------

     Subject to any express restrictions contained in any other provision of this Sublease, all rights and obligations under this Sublease shall bind and inure to the benefit of the parties hereto and their successors and assigns.

     33.  ATTORNEYS' FEES
          ---------------

     If either party to this Sublease is required to retain legal counsel as a result of a default by the other party in any way connected with this Sublease, the prevailing party in such dispute shall be entitled to reasonable attorneys' fees, litigation expenses, and statutory costs from the nonprevailing party, including attorneys' fees and costs on any appeal.

     34.  VENUE AND JURISDICTION
          ----------------------

     The parties agree that any suit, action or other legal proceeding arising out of or relating to this Sublease may, at the option of Sublessor, be brought in a federal or State court located in the county in which the Property is located. The parties consent to the jurisdiction of each such court in any such suit, action or proceeding, and waive any objection either may have as to the venue of any such suit, action or proceeding in any such court.

               35.  [INTENTIONALLY DELETED]

     36.  MISCELLANEOUS PROVISIONS
          ------------------------

          36.1  Severability.  If any term or provision of this Sublease or the
                ------------
application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each remaining term and provision of this Sublease shall be valid and be enforced to the extent permitted by law.

          36.2  Time of Essence.  Time is of the essence of this Sublease.  The
                ---------------
failure of a party to insist upon a strict performance of any of the terms, conditions and covenants herein or to exercise any remedy available to it shall not be deemed a waiver of any rights or remedies that said party may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained.

          36.3  Consents.  No consent or approval of either Sublessor or
                --------
Sublessee required or contemplated under this Sublease shall be unreasonably withheld or delayed, unless such consent or approval is expressly left to the sole discretion of the relevant party.

          36.4  Amendments.  No change in the provisions of this Sublease shall
                ----------
be effective unless made in writing and signed by the parties to this Sublease and approved by the holder of any mortgage or deed of trust against the Property if such consent is required by any agreement of Sublessor and such Lender.

          36.5  Entire Agreement.  There are no verbal or other agreements,
                ----------------
representations, or warranties of the parties (unless attached hereto or specifically referred to herein) that modify, supplement, or affect this Sublease. This Sublease supersedes any and all prior agreements executed by or on behalf of the parties hereto regarding Sublessee's occupancy of the Property, except that this Sublease is not intended to address, and does not affect or discharge, any prior or contemporaneous agreement of the parties related to the presence or remediation of Hazardous Substances on the Property as of the Commencement Date, except as expressly set forth herein.

          36.6  Brokerage Commission.  Sublessor and Sublessee warrant to each
                --------------------
other that they have dealt with no other Real Estate Brokers in connection with this transaction other than Stanley Real Estate, Inc., representing the Sublessor, and Behar Company, representing the Sublessee, and no other Real Estate Broker is entitled to commission in connection herewith. Sublessor agrees to pay a Real Estate commission of five percent (5%) of the Base Rent paid over the first five (5) Sublease Years and two and one half percent (2 1/2%) for the period beyond the first five (5) Sublease Years, payable one half on mutual execution of the Sublease and one half upon Sublessee's commencement of payment of regular installments of rent (as opposed to the advance installment of rent required under Section 4.2.) No other fee is due to the Brokers and the fee shall be divided equally between Behar Company, and Stanley Real Estate, Inc. If this Sublease is canceled by Sublessee pursuant to Section 15.1 or 30.1, then all such commissions shall be refunded to Sublessor.

          36.7  Prevailing Law.  This Sublease shall be governed by the laws of
                --------------
the state in which the Property is located, as they exist from time to time, and by any applicable federal law.

          36.8  No Third Party Beneficiaries.  Unless otherwise expressly
                ----------------------------
specified herein, this Sublease shall not be construed to be for the benefit of any third party.

          36.9  Construction.  Sublessor and Sublessee have participated equally
                ------------
in the negotiation of this Sublease. This Sublease shall be construed without regard to which party drafted any particular clause under consideration.

          36.10 Headings.  The paragraph headings are not part of this Sublease
                --------
and shall not be considered in construing the provisions hereof.

                                 [END OF TEXT]

     EXECUTED as of the date first above written.

SUBLESSOR:                                   SUBLESSEE:


STUSSER ELECTRIC COMPANY                     BRIAZZ, INC.,
                                             a Washington corporation


By:/s/ Thomas A. Lullo  Vice President       By:/s/ James A. McDeri
   -----------------------------------          -------------------------------
By:/s/ John D. Parish  Treasurer                Its:  President
   -----------------------------------              ---------------------------
Date:2-6-98                                  Date:1/30/98
     ---------------------------------            -----------------------------

     The undersigned hereby consents to the terms of the foregoing Sublease between Sublessor and Sublessee.


ANDOVER INVESTMENT COMPANY,
a Washington general partnership


By:/s/ Leslie Ethan
   -----------------------------------
   Its: General Partner
       -------------------------------

STATE OF WASHINGTON       )
                          )ss.
COUNTY OF KING            )

     On this 30 day of January, 1998, before me personally appeared James A. McDermet, to me known to be the President of the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

                                          /s/ Carol R. Slayton
                                          ------------------------------------
                                          (Signature)
[SEAL]
                                          CAROL R. SLAYTON
                                          ------------------------------------
                                          (Name legibly printed or stamped)
                                          Notary Public in and for the State of
                                          Washington, residing at Seattle, WA.
                                          My appointment expires 4-9-00

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT
===============================================================================================================================
State of  California                                                                        ----------OPTIONAL SECTION---------
        -------------------
                                                                                               CAPACITY CLAIMED BY SIGNER
County of Los Angeles                                                                       Though statute does not require the
         ------------------                                                                 Notary to fill in the data below,
                                                                                            doing so may prove invaluable to
On 2-6-98 before me, MARILYN HOUSFELD NOVAK NOTARY PUBLIC                                   persons relying on the document.
   ------            ------------------------------------------------------------------
    DATE               NAME, TITLE OF OFFICER. E.G. "JANE DOE, NOTARY PUBLIC"               [_] INDIVIDUAL

                                                                                            [X] CORPORATE OFFICER(S)
personally appeared  THOMAS A. LULLO and JOHN D. PARISH                                         VP and Treas
                    --------------------------------------------------------------------,       -------------------------------
                                      NAME(S) OF SIGNER(S)                                              TITLE(S)

[X] personally known to me - OR - [_] proved to me on the basis of satisfactory evidence    [_] PARTNER(S)  [_] LIMITED
                                           to be the person(s) whose name(s) is/are                         [_] GENERAL
                                           subscribed to the within instrument and ac-      [_] ATTORNEY-IN-FACT
                                           knowledged to me that he/she/they executed the   [_] TRUSTEE(S)
                                           same in his/her/their authorized capacity(ies),  [_] GUARDIAN/CONSERVATOR
                                           and that by his/her/their signature(s) on the    [_] OTHER: ________________________
[SEAL] MARILYN HOUSFELD NOVAK              instrument the person(s), or the entity upon         _______________________________
       COMM. # 1026737                     behalf of which the person(s) acted, executed        _______________________________
       NOTARY PUBLIC - CALIFORNIA          the instrument.
       LOS ANGELES COUNTY                                                                   SIGNER IS REPRESENTING:
       My Commission Exp. July 25, 1998    WITNESS my hand and official seal.               NAME OF PERSON(S) OR ENTITY(IES)

                                                                                            Stusser Electric
                                                                                            -----------------------------------
                                           /s/ Marilyn Housfeld Novak                       Company
                                           ------------------------------------------       -----------------------------------
                                                  SIGNATURE OF NOTARY

---------------------------------------------------------OPTIONAL SECTION------------------------------------------------------

THIS CERTIFICATE MUST BE ATTACHED TO       TITLE OR TYPE OF DOCUMENT  Sublease - Briazz - Seattle
                                                                    ------------------------------------------------------------
THE DOCUMENT DESCRIBED AT RIGHT:
_____________________________________      NUMBER OF PAGES _____ DATE OF DOCUMENT 2-6-98
                                                                                 ----------------------------------------------
Though the data requested here is
not required by law, it could prevent
fraudulent reattachment of this form.      SIGNER(S) OTHER THAN NAMED ABOVE____________________________________________________
===============================================================================================================================